Engagement Services Contract:

Quest Solution

2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

CONSULTING AGREEMENT

This Agreement, dated as of August 17, 2017, with an effective date of September 1, 2017 (Effective Date), is made and entered into by and between Yes If… (“YES IF”) a company with a principal place of business at 2505 Anthem Village Dr., Suite E-516, Henderson, NV 89052 and Quest Solution, Inc. or Quest below (“QUEST”), with its principal place of business at 860 Conger Street, Eugene, OR 97402.

WHEREAS, the principal of Yes If is uniquely familiar with the history of the Company and its arrangements with its creditors and shareholders;

WHEREAS, the Company desires to retain Yes If to provide certain services to the Company.

NOW, THEREFORE, in consideration for the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.	Engagement; Term. QUEST hereby retains YES IF as a consultant, and YES IF hereby agrees to furnish consulting services to QUEST, on the terms and conditions set forth herein and described in Exhibit A. This Agreement and the consulting arrangement set forth in this Agreement shall commence on September 1, 2017 or sooner by mutual agreement and, subject to extension or earlier termination as provided elsewhere in this Agreement, shall expire on August 31, 2019 unless otherwise terminated pursuant to section 8 of this Agreement. The contract will automatically renew in subsequent 12 month terms unless canceled in writing by either party with a notice of non-renewal within seven (7) days of the end of the term.

2. The Services. During the Term, YES IF shall provide QUEST the services described in the attached Proposal (the “Services”) and as covered in Exhibit A.

3. Performance. YES IF shall perform the Services in accordance with its own means, methods, schedules and guidelines, and using its own facilities and personnel. YES IF may at its discretion delegate performance of portions of the Services to its support staff or similar personnel.

4. Independent Contractor. YES IF shall at all times be an independent contractor and not an employee or agent of QUEST with regard to performance of the Services. Neither YES IF nor any of its personnel shall represent that they are, or hold themselves out as, employees of QUEST. YES IF is not authorized to enter into any contract or commitment for, on behalf of or in the name of QUEST or to incur any obligation or liability of QUEST without the prior approval of QUEST Advisor’s management. Neither YES IF nor any of its personnel shall be treated as employees of QUEST for federal tax, workers’ compensation or any other purpose, and shall not be entitled to any benefits afforded to employees of QUEST.

5. Compensation.

5.1 Fees. As compensation for performance of the Services, QUEST shall pay YES IF the Fees set forth in the attached Exhibit A. QUEST shall pay said fees as and when specified in the attached Exhibit A. In addition, YES IF shall be eligible for an annual bonus payment at the discretion of Quest’s Board of Directors.

Yes If… – Quest Proprietary and Confidential	2

2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

5.2 Costs. Subject to the provisions of this paragraph 5.2, QUEST shall reimburse YES IF for all of its pre-approved costs incurred directly in performing the Services. QUEST shall pay such reimbursement on or before thirty (30) days after QUEST receipt of YES IF’s invoices therefore itemized for each cost item and supported by receipts or other documents verifying the amount thereof. All costs shall be reimbursed in the amount of YES IF’s actual costs. Costs associated with this provision include but are not necessarily limited to the following, must be reasonable and pre-approved in the course of the relationship:

●	Travel related expenses including mileage, airfare, hotel, meals, parking etc. while traveling to and from any authorized location associated with the relationship.

●	Collateral expenses associated with printing, producing sales and marketing materials.

●	Any additional equipment / office / communications expense required solely in the execution / performance of this agreement.

●	Association / conference dues & fees associated exclusively with the execution / performance of this agreement.

6. Employees. During the Term and for a period of one (1) year after the termination of the Term, YES IF shall not induce an employee or officer of the QUEST to leave the employment of QUEST to join YES IF. All contractors and subcontractors performing work associated with this agreement will have direct or implicit approval by the CEO of QUEST.

7. Ownership. All processes, methodologies, templates and similar items developed by YES IF associated with the program that are delivered by YES IF to QUEST in connection with the Services (“YES IF Delivered Items”), and all proprietary rights therein, are and shall remain the sole property of YES IF excluding therefrom any QUEST data and information. All processes, methodologies, templates and similar items developed by QUEST associated with the program that are delivered by QUEST to YES IF in connection with the Services (“QUEST Delivered Items”), and all proprietary rights therein, are and shall remain the sole property of QUEST excluding therefrom any YES IF data and information. YES IF Delivered Items and QUEST Delivered Items are collectively defined as “Delivered Items”. QUEST and YES IF acknowledge that the Delivered Items constitute valuable property of YES IF and QUEST as the case may be. QUEST shall not infringe or violate YES IF rights and YES IF shall not infringe or violate QUEST’s rights in the Delivered Items, shall not own, apply for or otherwise attempt to obtain any proprietary right in any Delivered Items, and shall not use any Delivered Item for any purpose other than the purpose for which YES IF delivered said Delivered Items to QUEST or vice versa.

Yes If… – Quest Proprietary and Confidential	3

2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

8. Termination. Notwithstanding the provisions of paragraph 1, the Agreement may be terminated at any time as follows:

8.1 Termination for Cause.

8.1.1 If YES IF becomes incapable of performing the Services and such circumstance continues for a period of thirty (30) days after QUEST delivers to YES IF a written notice clearly identifying the circumstance at issue and stating that QUEST intends to terminate the Term due to such circumstance; or,

8.1.2 For material breach of any QUEST policy or rule, material breach of any provision of this Agreement, professional incompetence or gross professional neglect, effective thirty (30) days after delivery to YES IF of a written notice clearly identifying the circumstance at issue and stating that QUEST intends to terminate the Term due to such circumstance; provided that the Term shall not be terminated if (i) YES IF cures the circumstance at issue within such thirty (30) day period or, (ii) if the circumstance at issue is of such a nature that it cannot be cured within such thirty (30) day period, YES IF commences the cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

8.2 Termination for Convenience.

8.2.1 Notwithstanding the provisions of paragraph 1, QUEST may terminate this agreement for any reason or no reason at any time during the Term with sixty days’ notice, provided that in connection with such termination QUEST within 14 days pays to YES IF any and all unpaid cost reimbursements due YES IF up to the date of termination pursuant to paragraph 8.2 and, QUEST shall pay to YES IF a prorated fee calculated by taking the remaining value of the contract and multiplying it times the remaining percentage of the contract term outstanding.

9. Voting Rights. In order to maintain consistency within Quest’s management, Yes If agrees to cause its principals and affiliates who own shares of capital stock of Quest or securities convertible into the Common Stock of Quest to vote their shares in accordance with Quest management’s (as determined by its current CEO) discretion and to acknowledge such commitment by signing a voting proxy agreement. The voting proxy shall stay in effect while this Agreement is in effect. In the event that this Agreement is terminated either by QUEST or by YES IF, the voting proxy shall stay in effect for 30 days.

10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either hand delivered by commercial courier or sent by registered or certified mail to the intended recipient at its address set forth below its signature at the end of this Agreement. Either party may change such notice address from time to time by delivery a written notice of the new address to the other party in accordance with this paragraph.

11. Dispute Resolution. Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations hereunder of the parties hereto shall be settled and determined by binding arbitration in New York County, New York or other mutually agreeable commercial arbitration service before a single arbitrator having demonstrated expertise in the area submitted for determination. The arbitrator shall have the power to award specific performance or injunctive relief and reasonable attorneys’ fees and expenses to any party in any such arbitration. The extent of liability will be limited to the fees paid under this agreement. In any arbitration proceeding arising under this Agreement, the arbitrator shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of his authority is limited. The prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees incurred in connection with such proceeding. The arbitration award shall be final and binding upon the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Yes If… – Quest Proprietary and Confidential	4

2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

12. Indemnity. QUEST releases and shall defend, indemnify and hold harmless YES IF from and against any and all claims, losses, harm, costs, liabilities, damages and expenses (including, but not limited to attorneys’ fees) arising, whether before or after the expiration or termination of the Term, out of or in connection with the Services, including but not limited to any action taken or recommendation made by YES IF or its members, employees or agents or of any other entity at the request of QUEST; provided that QUEST shall not be obligated to so defend, indemnify or hold harmless YES IF with respect to claims, losses, harm, costs, liabilities, damages or expenses (including attorneys’ fees) arising solely out of YES IF’s gross negligence or willful misconduct.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of State of New York.

14. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

15. Amendments and Waivers. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto. No action or failure to act shall be considered a waiver of any provision of this Agreement unless specifically set forth in a written instrument signed by the party to be bound thereby. No waiver of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same time or any prior or subsequent time.

16. Invalid Provisions. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were replaced by a valid and enforceable provision as similar as possible to the provision replaced.

17. Facsimile Signatures. Each party (i) has agreed to permit the use, from time to time and where appropriate, of telecopy signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective tele copied signature, (iii) is aware that the other will rely on the telecopy signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy. Both parties agree that tele copied signatures may be delivered via any appropriate and expedient electronic means including but not limited to e-mail.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to that subject matter.

Yes If… – Quest Proprietary and Confidential	5

2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

QUEST:	YES IF:

By:	By:

Name: Shai Lustgarten	Name:

Title: Chief Executive Officer	Title:

Address:	Address:
860 Conger Street	2505 Anthem Village Dr., Suite E-516
Eugene, OR 97402	Henderson, NV 89052

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2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

EXHIBIT A: ENGAGEMENT SERVICES AND TERMS

This Exhibit A is incorporated into and forms a part of the Consulting Agreement dated August 17, 2017 , with an effective date of September 1, 2017, between YES IF (“YES IF”) and Quest Solution, Inc. (“QUEST”).

Engagement Services

1.	Work with CEO and/or his designee to define ideal target markets and acquisitions (location, size, product / service mix, etc.)
2.	Compile list of potential acquisition candidates and resources.
3.	Actively participate in defining and building the company’s strategic action plan.
4.	In conjunction with CEO and selected members of management team develop an acquisition playbook which includes identification of acquisition candidates.
5.	Participate in company acquisitions and associated due diligence activities and as called upon assist with integration activities of acquired companies.
6.	Help management in operation and financial restructuring, including the transition period of members of the new management team like CFO, COO and sales and marketing.
7.	Other strategic initiatives agreed upon between Quest and YES IF
8.	Engagement services may be altered or modified as needed via mutual agreement by the parties.
9.	Provide specific deliverables inclusive of timelines, due diligence items and documents to assist in the integrations activities with current employees.

Terms and Fees

Agreement Term and Expiration Date: Agreement shall commence on September 1, 2017 with an expiration date of August 31, 2019 unless otherwise extended by mutual agreement.

QUEST shall pay YES IF the following fees for performance of Services:

1.	Fee. Fees payable as follows:
A.	$10,000 per month for months September through December 2017;

$15,000 per month for months January through June 2018; and

$20,000 per month for months July 2018 through August 2019.

B.	To be paid in cash / check / wire or via ACH.

The first check may be made in cash / check / wire or via ACH September 8th and subsequent payments to be set up as ACH payments due by the 10th of each month.

Yes If… – Quest Proprietary and Confidential	7

2505 Anthem Village Drive, Suite E-516

Henderson, NV 89052

2.	Business Expenses. YES IF will invoice QUEST expenses incurred during performance of the Agreement as described:

2.1	YES IF will not charge QUEST for routine office expenses incurred during the term of the Agreement including office supplies, telephone, fax, or copies or for any costs of Yes If’s employees or agents. YES IF will invoice QUEST for significant office expenses including any secondary market research associated with QUEST pre-approved projects as mutually agreed to.

2.2	YES IF will be reimbursed for written pre-approved costs associated with QUEST approved Business Travel as follows:
(i)	Domestic air travel will be based on Coach Class fares
(ii)	Business Class rental car or other ground transportation
(iii)	Reasonable Business Class hotel
(iv)	Reasonable Business Class meals
(v)	Airport Parking

Cost to be pre approved by CEO or his designee.

Delivery and Management of Engagement Services

Shai Lustgarten and or his designee will be the executive contact at QUEST responsible for management of the YES IF engagement services contract.

Reports

Contractor will issue a written report after every significant activity, and Contractor will issue till the fifth of each month a monthly written report with all activities of previous month, with details, point of contacts and all relevant information.

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